Exhibit 99.2

Microsoft Announces Changes to Financial Reporting Structure

Financial reporting change further aligns Microsoft along divisional structure

REDMOND, Wash. — July 17, 2006 — Microsoft Corporation today announced upcoming changes in its financial reporting structure reflecting completion of previously announced organizational changes. Beginning in fiscal year 2007, the company will report its financial performance based on five operating segments: Client, Server and Tools, Online Services Group, Microsoft Business Division, and Microsoft Entertainment and Devices Division.

Today’s news further aligns the company around three operating divisions – Microsoft Platforms and Services Division, Microsoft Business Division, and Microsoft Entertainment and Devices Division – previously created to achieve greater agility in managing future growth and execute on Microsoft’s software-based services strategy.

The Microsoft Platforms and Services Division includes the operating segments of Client, Server and Tools, and the Online Services Group. The Online Services Group includes MSN® as well as Windows Live™. The company will continue to report results for each of these three segments, which is consistent with the way they are managed and reported within Microsoft.

The Microsoft Business Division includes the Information Worker and Microsoft Business Solutions businesses. These businesses have been merged and the financial results for these two businesses will be presented as one operating segment.

The Microsoft Entertainment and Devices Division includes the Home and Entertainment and Mobile and Embedded Devices businesses. These businesses have been merged and the financial results for these two businesses will be presented as one operating segment.

The company also previously announced the formation of the Unified Communications Group within the Microsoft Business Division, which includes the Exchange Server business. Financial results in fiscal year 2007 for the Exchange Server business, as well as certain client access licenses related to products residing in the Microsoft Business Division, will be included as part of the results in the Microsoft Business Division segment. Previously, the financial results for these products and licenses had been included in the Server and Tools segment.

The company will announce financial results for its fiscal fourth quarter on July 20, 2006 for the seven business segments under which the company operated in fiscal year 2006, and will provide fiscal year 2007 guidance under the new operating segment structure.

Financial Information

Financial segment information for the four quarters and the year for fiscal year 2005 and the first three quarters of fiscal year 2006, as if reported under the new operating segment structure, will be available in our 8-K filing on the company’s Web site at www.microsoft.com/MSFT.

Webcast Details

To assist investors in understanding the financial statement impacts of these changes and to answer questions regarding this announcement, Microsoft will hold an audio webcast at 2:30 p.m. PDT (5:30 p.m. EDT) today with Chris Liddell, chief financial officer, and Frank Brod, corporate vice president and chief accounting officer. Earnings will be announced after market close on July 20, 2006 and discussion of fiscal fourth quarter results and fiscal year 2007 guidance will be deferred until that time.

The session may be accessed at http://www.microsoft.com/msft. The webcast will be available for replay through the close of business on July 17, 2007.

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

#####

Microsoft, MSN, and Windows Live are either registered trademarks or trademarks of Microsoft Corporation in the U.S. and/or other countries.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@wagged.com

Note to editors: If you are interested in viewing additional information on Microsoft, please visit the Microsoft Web page at http://www.microsoft.com/presspass/ on Microsoft’s corporate information pages. Web links, telephone numbers and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PDT conference call with investors and analysts, is available at http://www.microsoft.com/msft.